UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 12, 2013

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction

of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2013, Peter Klein, the chief financial officer of Microsoft Corporation (the “Company”), informed the Company of his intention to resign his position. Mr. Klein will continue as chief financial officer until his successor is appointed and will remain an employee of the Company through June 30, 2013. The Company and Mr. Klein entered into a resignation agreement on April 18, 2013 (the “Agreement”), under which the Company will pay Mr. Klein $1,000,000 on January 15, 2014 and $1,000,000 on June 30, 2014 as compensation for his services during fiscal year 2013 and performance of his obligations under the Agreement. These payments are subject to forfeiture if Mr. Klein breaches the Agreement. The Agreement, filed herewith as Exhibit 99.1, includes non-competition and confidentiality provisions and a release of claims by Mr. Klein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

99.1	Resignation Agreement and Full and Final Release of Claims between Microsoft Corporation and Peter Klein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION

(Registrant)

Date: April 18, 2013	/s/ JOHN A. SEETHOFF
John A. Seethoff Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Resignation Agreement and Full and Final Release of Claims between Microsoft Corporation and Peter Klein